Exhibit 99.1

MarkWest Hydrocarbon, Inc.	Contact:	Frank Semple, President & CEO
1515 Arapahoe Street		Jim Ivey, CFO
Tower 2, Suite 700		Andy Schroeder, VP and Treasurer
Denver, CO 80202	Phone:	(866) 858-0482 Fax (303) 290-8769
	E-mail:	investorrelations@markwest.com
	Website:	www.markwest.com

MARKWEST HYDROCARBON ANNOUNCES EXPANSION AND EXTENSION OF
CREDIT FACILITY

DENVER-August 22, 2006-MarkWest Hydrocarbon, Inc. (AMEX: MWP) today announced that it has entered into an amended credit agreement increasing the size of the facility from $25 million to $55 million, increasing the term of the agreement to three years and allowing the flexibility for MarkWest Hydrocarbon to directly invest in additional units of MarkWest Energy Partners to fund future growth opportunities.  “We are pleased to accomplish several key objectives with the restructuring of this credit facility,” said Frank Semple, Chief Executive Officer.  “We now have the liquidity to fully support the scope of our NGL business.  In addition, we also have a powerful tool to support the growth opportunities we continue to see at MarkWest Energy Partners.”

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MarkWest Hydrocarbon, Inc. (AMEX: MWP) controls and operates MarkWest Energy Partners, L.P. (AMEX: MWE), a publicly-traded limited partnership engaged in the gathering, processing and transmission of natural gas; the transportation, fractionation and storage of natural gas liquids; and the gathering and transportation of crude oil. We also market natural gas and NGLs.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission (“SEC”). Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K for the year ended December 31, 2005, and our Forms 10-Q for 2006, as filed with the SEC.